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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


             FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC. (Exact name of registrant as specified in its charter)


             Minnesota                             APPLIED FOR
     (State of incorporation or                 (I.R.S. Employer
           organization)                       Identification No.)


                 800 Nicollet Mall, Minneapolis, Minnesota 55402
                    (Address of principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-98937


Securities to be registered pursuant to Section 12(b) of the Act:

          Title Of Each Class                    Name Of Each Exchange On Which
          To Be So Registered                    Each Class Is To Be Registered
       --------------------------                -------------------------------
      Common Stock, $.01 par value                American Stock Exchange, Inc.
               per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                              --------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The shares (the "Shares") to be registered hereunder are shares of common stock, $.01 par value per share, of First American Minnesota Municipal Income Fund II, Inc. (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the Statement of Additional Information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on August 29, 2002 (Registration Nos. 333-98937 and 811-21193, respectively), which description is incorporated herein by reference.


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ITEM 2.  EXHIBITS

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 26, 2002
        ------------------              FIRST AMERICAN MINNESOTA MUNICIPAL
                                        INCOME FUND II, INC.


                                        By: /s/ Robert H. Nelson
                                            ---------------------------
                                             Robert H. Nelson
                                             Treasurer